Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-201030, 333-197549, 333-194799, 333-169307, 333-174578 and 333-185179), on Form S-8 (Nos. 333-140088, 333-167082 and 333-178573) and on Form S-4 (No. 333-192184) of Regency Energy Partners LP of our report dated February 24, 2015 relating to the financial statements of Midcontinent Express Pipeline LLC, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
February 26, 2015